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                                                                      EXHIBIT 15

                           [ERNST & YOUNG LETTERHEAD]

August 12, 2002

The Trustee
Williams Coal Seam Gas Royalty Trust

We are aware of the incorporation by reference in the Registration Statement (Form S-3 No. 333-70394) of the Williams Coal Seam Gas Royalty Trust for the registration of 3,568,791 trust units of beneficial interest, of our report dated August 12, 2002 relating to the unaudited condensed interim financial statements of the Williams Coal Seam Gas Royalty Trust that are included in its Form 10-Q for the quarter ended June 30, 2002.

                                        Very truly yours,


                                        /s/ Ernst & Young LLP